NAME OF REGISTRANT:
Franklin Investors Securities Trust
File No. 811-4787

EXHIBIT ITEM No. 77C:
Submission of matters to a vote of security holders.


FRANKLIN INVESTORS SECURITIES TRUST

ACTION OF SOLE SHAREHOLDER BY WRITTEN CONSENT


          The undersigned, being the sole shareholder of the Franklin Bond Fund (the "Fund"), a series of Franklin Investors Securities Trust (the "Trust"), does hereby take the following actions and does hereby consent to the following resolutions:

RESOLVED: That the terms and conditions of the Investment Advisory Agreement dated July 16, 1998 entered into between Franklin
Advisers, Inc. and the Trust, be, and it hereby is, approved for the Fund.

RESOLVED: That the terms and conditions of the Subadvisory
Agreement dated July 16, 1998 entered into between Franklin
Advisers, Inc. and Templeton Investment Counsel, Inc. be, and it hereby is, approved for the Fund.

          By execution hereof, the undersigned shareholder waives prior notice of the foregoing action by written consent.


                                   FRANKLIN RESOURCES, INC.


                                   By:   /s/ H.E. Burns
                                        Harmon E. Burns
                                        Executive Vice President


Dated:   July 24, 1998